                                                                          INTEGRATED HEALTH SERVICES, INC.
                                                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                     Year Ended December 31,                                June 30,
                                                   1991      1992      1993        1994      1995    Pro forma  As Adjusted   1995
                                               -------------------------------------------------------------------------------------
Earnings from continuing operations
  before income taxes and extraordinary
  item                                             7,985    19,174    30,790      58,979   (42,259)  (35,430)    (50,092)    46,285

Fixed charges:
  Interest expense (1)                             6,645     3,831    10,082      25,374    46,653    37,234      51,896     19,153

  Portion of rental expense representative
   of interest factor (2)                          5,505     6,503    7,719       14,053    22,042    20,823      20,823     10,840

  Capitalized interest                             (535)     (860)   (1,402)     (3,030)    (5,155)   (5,155)     (5,155)    (2,193)

  Equity earnings of less than fifty percent
   owned joint ventures                             63        36       (83)       (142)      (431)     (431)       (431)      (287)
                                               ----------- -------- ---------- ----------- --------- ---------- ---------- ---------

Earnings available for fixed charges              19,663    28,684    47,106      95,234    20,850    17,041      17,041     73,798
                                               =========== ======== ========== =========== ========= ========== ========== =========

Fixed charges:
  Interest expense (1)                             6,645     3,831    10,082      25,374    46,653    37,234      51,896     19,153

  Portion of rental expense representative
   of interest factor (2)                          5,505     6,503    7,719       14,053    22,042    20,823      20,823     10,840
                                               ----------- -------- ---------- ----------- --------- ---------- ---------- ---------

     Total fixed charges                          12,150    10,334    17,801      39,427    68,695    58,057      72,719     29,993
                                               =========== ======== ========== =========== ========= ========== ========== =========

Ratio of earnings to fixed charges                 1.62      2.78      2.65        2.42      0.30      0.29        0.23       2.46
                                               =========== ======== ========== =========== ========= ========== ========== =========

                        INTEGRATED HEALTH SERVICES, INC.
         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES -(CONTINUED)

                                                June 30,
                                                 1996    Pro forma  As Adjusted
                                              ---------  ---------- -----------
Earnings from continuing operations
  before income taxes and extraordinary
  item                                          47,281    44,610    42,239

Fixed charges:
  Interest expense (1)                          33,689    29,288    31,659

  Portion of rental expense representative
   of interest factor (2)                       11,845    11,175    11,175

  Capitalized interest                          (1,902)   (1,902)   (1,902)

  Equity earnings of less than fifty percent
   owned joint ventures                          (390)     (390)     (390)
                                              ---------- --------- -------------

Earnings available for fixed charges            90,523    82,781    82,781
                                              ========== ========= =============
Fixed charges:
  Interest expense (1)                          33,689    29,288    31,659

  Portion of rental expense representative
   of interest factor (2)                       11,845    11,175    11,175
                                              ---------- --------- -------------

     Total fixed charges                        45,534    40,463    42,834
                                              ========== ========= =============

Ratio of earnings to fixed charges               1.99      2.05      1.93
                                              ========== ========= =============

(1)   Interest   expense   includes   expensed  and  capitalized   interest  and
      amortization of debt issuance costs
(2) Represents one third of rental expense, the portion deemed to be a reasonable approximation of the interest factor in rental expense


                                                                  INTEGRATED HEALTH SERVICES, INC.
                                                           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                       Year Ended December 31,                              June 30,
                                      1991      1992     1993      1994      1995    Pro forma  As Adjusted   1995
                                  -------------------------------------------------------------------------------------
Interest expense calculation:
     Interest, net                    4,126    1,493     5,705     20,602   38,977     29,558      43,757     15,915
     Capitalized interest               535      860     1,402      3,030    5,155      5,155       5,155      2,193
     Interest income                  1,438    1,300     2,669      1,121    1,876      1,876       1,876        835
                                   --------- --------  ---------  --------  -------   ---------  ---------  --------

       Interest exp                   6,099    3,653     9,776     24,753   46,008     36,589      50,788     18,943

     Def. financing amort (a)           546      178       306        621      645        645       1,108        210
                                   --------- --------  ---------  --------  -------   ---------  ---------  --------

       Interest exp per above         6,645    3,831     10,082    25,374   46,653     37,234      51,896     19,153
                                   ========= ========  =========  ========  =======   =========  =========  ========

                        INTEGRATED HEALTH SERVICES, INC.
         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - (CONTINUED)


                                   June 30,
                                     1996    Pro forma  As Adjusted
                                    -------  ---------- ------------

Interest expense calculation:
     Interest, net                  30,102    25,701   27,880
     Capitalized interest            1,902     1,902    1,902
     Interest income                 1,045     1,045    1,045
                                   -------   --------  ---------

       Interest exp                 33,049    28,648   30,827

     Def. financing amort (a)          640       640      833
                                   -------   --------  ---------

       Interest exp per above       33,689    29,288   31,660
                                   =======   ========  =========

Note: amortization expense on the fees related to the convertible  debentures is included in the interest, net number
(a)   Amortization of line of credit and senior notes fees.